Exhibit 99.2

QWEST CORPORATION PLACES $500 MILLION
IN NOTES

DENVER, May 2, 2007 — Qwest Communications International Inc. (QCII) (NYSE: Q) announced today that its Qwest Corporation (QC) subsidiary has concluded an offering of $500 million aggregate principal amount of debt securities due June 1, 2017, which was upsized from the previously announced amount of $400 million. The notes bear an interest rate of 6.5 percent per annum, payable semi-annually on June 1 and Dec. 1, commencing on Dec. 1, 2007.

“We’re pleased with the strong demand and success of this offer,” said John Richardson, Qwest executive vice president and CFO. “We believe this is an opportunistic and value creating transaction.”

The ten-year notes were priced at par. The net proceeds of the offering will be used for general corporate purposes, including repayment of QC’s indebtedness, and funding and refinancing investments in the company’s telecommunications assets.

The sale of the notes is expected to close on May 16, 2007.

JPMorgan, Bank of America Securities LLC and Merrill Lynch & Co. were joint book-runners for the offering, which was made in a private placement transaction pursuant to Rule 144A under the Securities Act of 1933, as amended. Citigroup, Deutsche Bank Securities and Lehman Brothers were co-managers. The notes have not been registered under the Securities Act of 1933, as amended, or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

This release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of the notes in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

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Forward Looking Statement Note

This release may contain projections and other forward-looking statements that involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to the documents filed by us with the Securities and Exchange Commission, specifically the most recent reports which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements, including but not limited to: access line losses due to increased competition, including from technology substitution of our access lines with wireless and cable alternatives, among others; our substantial indebtedness, and our inability to complete any efforts to de-lever our balance sheet through asset sales or other transactions; any adverse outcome of the current investigation by the U.S. Attorney’s office in Denver into certain matters relating to us; adverse results of increased review and scrutiny by regulatory authorities, media and others (including any internal analyses) of financial reporting issues and practices or otherwise; rapid and significant changes in technology and markets; any adverse developments in commercial disputes or legal proceedings, including any adverse outcome of current or future legal proceedings related to matters that are or were the subject of governmental investigations; potential fluctuations in quarterly results; volatility of our stock price; intense competition in the markets in which we compete including the effects of consolidation in our industry; changes in demand for our products and services; acceleration of the deployment of advanced new services, such as broadband data, wireless and video services, which could require substantial expenditure of financial and other resources in excess of contemplated levels; higher than anticipated employee levels, capital expenditures and operating expenses; adverse changes in the regulatory or legislative environment affecting our business; changes in the outcome of future events from the assumed outcome included in our significant accounting policies; and our ability to utilize net operating losses in projected amounts.

The information contained in this release is a statement of Qwest’s present intention, belief or expectation and is based upon, among other things, the existing regulatory environment, industry conditions, market conditions and prices, the economy in general and Qwest’s assumptions. Qwest may change its intention, belief or expectation, at any time and without notice, based upon any changes in such factors, in Qwest’s assumptions or otherwise. The cautionary statements contained or referred to in this release should be considered in connection with any subsequent written or oral forward-looking statements that Qwest or persons acting on its behalf may issue. This release may include analysts’ estimates and other information prepared by third parties for which Qwest assumes no responsibility.

Qwest undertakes no obligation to review or confirm analysts’ expectations or estimates or to release publicly any revisions to any forward-looking statements and other statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

By including any information in this release, Qwest does not necessarily acknowledge that disclosure of such information is required by applicable law or that the information is material.

The Qwest logo is a registered trademark of Qwest Communications International Inc. in the U.S. and certain other countries.

Contacts:	Media Contact:	Investor Contact:
	Diane Reberger	Stephanie Comfort
	303-992-1662	800-567-7296
	diane.reberger@qwest.com	IR@qwest.com